Exhibit 99.5

LABOR READY, INC.
RESTRICTED STOCK GRANT NOTICE

(Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan)

Labor Ready, Inc. (the “Company”), pursuant to its 2005 Long-Term Equity Incentive Plan (the “Plan”), grants as of the Date of Grant below to Awardee the number of shares of the Company’s common stock set forth below.  The shares granted hereunder are subject to certain vesting and transfer restrictions as set forth below, and are referred to herein as “Restricted Stock”.  The Restricted Stock is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement and the Plan, both of which are incorporated by reference herein in their entirety.  The Restricted Stock Agreement is attached hereto.  Copies of the Plan are available upon request.

Awardee:
Date of Grant:
Number of Shares of Restricted Stock Granted:

Vesting Terms:                                       Three-Year Vesting.  The Restricted Stock vests in three equal installments.  One third of the Restricted Stock will vest on each successive annual anniversary of the Date of Grant, becoming 100% vested on the third annual anniversary of the Date of Grant, so long as you are employed with the Company or a Subsidiary or Affiliate of the Company at such time.

Retention Period:      Four-Year Retention Period.  The Long Term Shares (i.e., 75% of the Net Shares, as described in the Restricted Stock Agreement) determined upon vesting of the Restricted Stock must, subject to the Restricted Stock Agreement, be held for four (4) years after the Restricted Stock is vested.

Additional Terms/Acknowledgements:  The undersigned Awardee acknowledges receipt of, and understands and agrees to, this Grant Notice and the Restricted Stock Agreement, and understands that a copy of the Plan is available upon request.  Awardee further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Awardee and the Company regarding the acquisition of the Restricted Stock granted hereunder and supersede all prior oral and written agreements on that subject.

LABOR READY, INC.	AWARDEE

By:
Signature	Signature
Name:	Name:
Title:	Date:
Date:

ATTACHMENTS:  Restricted Stock Agreement